                                                                      EXHIBIT 11

                              SAND TECHNOLOGY INC.
                        COMPUTATION OF PER SHARE EARNINGS

For the year ended July 31, 2000
     per audited Financial Statements:

           - net income (loss)                                      ($2,866,907)
                                                                    ------------

Weighted Average Number of Shares
Outstanding Calculated as follows:                                    8,919,211
                                                                    ------------
                                                                    ------------


                                                     Weighted Average
           Number of Shares          Weight          Number of Shares
               8,528,206              .28               2,387,898
               8,968,206              .30               2,690,462
               8,982,206              .04                 359,288
               9,022,206              .01                  90,222
               9,024,206              .18               1,624,357
               9,339,995              .18               1,681,199
               9,363,995              .01                  85,785
                                                        ---------
                                                        8,919,211
Income (Loss) Per Share                                                 ($0.321)

For the year ended July 31, 1999
     per audited Financial Statements:

           - net income (loss)                                      ($4,960,964)
                                                                    -----------

Weighted Average Number of Shares
Outstanding Calculated as follows:                                    8,522,873
                                                                    -----------
                                                                    -----------


                                                     Weighted Average
           Number of Shares          Weight          Number of Shares
             8,520,206                .67                5,680,137
             8,528,206                .33                2,842,736
                                                         ---------

                                                         8,522,873

Income (Loss) Per Share                                                 ($0.582)


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